Exhibit 10.16.1

AMENDMENT ONE
TO THE
THE COCA-COLA COMPANY SEVERANCE PAY PLAN

WHEREAS, The Coca-Cola Company established The Coca-Cola Company Severance Pay Plan ("Plan");

WHEREAS, The Coca-Cola Company Benefits Committee ("Benefits Committee") is authorized to amend the Plan at any time;

NOW, THEREFORE, BE IT RESOLVED the Plan is amended as follows, effective January 1, 2016:

1.	Section 3.3(b) is amended to read as follows:

“If a regular full-time nonexempt employee qualifies under Section 3.1 (a) (Qualifying Event) for a benefit and (1) works at the Atlanta Beverage Base facility, (2) is assigned to a manufacturing line at the World of Coca-Cola at Pemberton Place, or (3) works at a facility listed on Appendix B, such benefit under this Plan shall equal the Participant's Weekly Pay multiplied by the service factor set forth in the following table:

Years of Service	Service Factor
Less than 5 years	5 weeks
5 years but less than 6	6 weeks
6 years but less than 7	7 weeks
7 years but less than 8	8 weeks
8 years but less than 9	9 weeks
9 years but less than 10	10 weeks
10 years but less than 11	11 weeks
11 years but less than 12	12 weeks
12 years but less than 13	13 weeks
13 years but less than 14	14 weeks
14 years but less than 15	15 weeks
15 years but less than 16	16 weeks
16 years but less than 17	18 weeks
17 years but less than 18	20 weeks
18 years but less than 19	22 weeks
19 years but less than 20	24 weeks
20 years or more	26 weeks"

2.    Appendix B in the form attached hereto is added to the Plan.

3.    The definition of Participant is amended to read as follows:

"Participant means:

(a)a regular full-time or regular part-time (working at least 30 hours per week) employee of the Company or a Participating Affiliate who works primarily within the United States (one of the fifty states or the District of Columbia) and who is actively at work or on an Approved Leave of Absence, or

(b)a regular full-time salaried International Service Employee and who is actively at work or on an Approved Leave of Absence.

The term "Participant" shall not include any employee covered by a collective bargaining agreement between an employee representative and the Company or any Affiliate, unless the collective bargaining agreement provides for the employee's participation in this Plan.

An individual shall be treated as an "employee" for purpose of this Plan for any period only if (i) he is actually classified during such period by the Company (or to the extent applicable, any Affiliate) on its payroll, personnel and benefits system as an employee, and (ii) he is paid for services rendered during such period through the payroll system, as distinguished from the accounts payable department, of the Company or the Affiliate. No other individual shall be treated as an employee under this Plan for any period, regardless of his or her status during such period as an employee under common law or under any statute. In addition, an individual shall be treated as an Exempt Employee for purposes of this Plan only if he is actually classified during such period by the Company or an Affiliate on its payroll, personnel and benefits system as an Exempt Employee."

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be signed by its duly authorized member as of this 16th day of December 2015.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

/s/ Joseph Pitra
Joseph Pitra, Chairperson

APPENDIX B
Section 3.3(b) Facilities

Syrup (Food Service) Plants
Ontario Syrup Plant (CA)
Dunedin Syrup Plant (FL)
Atlanta Syrup Plant (GA)
Honolulu Syrup Plant (HI)
Columbus Syrup Plant (OH)
Portland Syrup Plant (OR)
Lehigh Valley Syrup & Macungie Warehouse (PA)
Dallas Syrup Plant (TX)

Thermal (Hot-fill/Juice/Water) Plants
American Canyon (CA)
Anaheim (CA)
Chino Warehouse (CA)
Dinuba (CA)
Apopka (FL)
Mainstreet (FL)
Northampton (MA)
Paw Paw(MI)
Truesdale (MO)
Milesburg (PA)